ARTICLES OF ASSOCIATION

OF

WUNONG CATERING CHAIN MANAGEMENT (SHENZHEN) CO., LTD

CHAPTER 1 GENERAL PRINCIPLES

Article 1 In order to safeguard the legitimate rights and interests of the shareholder and creditors, standardize the operation of the company, in accordance with the PRC Company Law (hereinafter referred to as the “Company Law”) , Shenzhen SEZ Several Provisions on Commercial Registration (hereinafter referred to as the “Several Provisions”) and other relevant laws and administrative regulations, the articles of association are hereby formulated.

Article 2 The current business (hereinafter “the company”) shall conduct all activities in accordance with laws and administrative regulations, and subject to the protection thereof.

Article 3 The company is registered with Market Supervision Administration of Shenzhen Municipality.

Name: Wunong Technology (Shenzhen) Co., Ltd

Domicile: Room 106, Yichao Apartment, Building 11, Hourui Second Industrial Zone, Hourui Community, Hangcheng Sub-district, Baoan District, Shenzhen

Article 4 Business scope of the company:

General business items:

Sales of primary agricultural product; Sales of necessities sales; Hospitality management (excluding specific hotel business); Catering project planning; Marketing planning; catering cultural exchange event planning; Catering products exhibition services; Business conference services; Domestic trade; Import and export of goods and technology. (Excluding items which are prohibited and shall be approved before registration by laws, administrative regulations or the State Council)

I confirm the above translation is an accurate translation of the original document.

Translator: Xie Fobin             Tel: 15665773635              Certificate No.: EVIII 1310066692

Company:Wenzhou Wanteng Translation Service Co., Ltd.

Address: 115-Yanhe North Road, Lupu, Longgang Town, Cangnan County, Wenzhou City, Zhejiang Province.

Date of translation: August 14, 2019

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Licensed business items:

Chinese catering services; Sales of bulk foods and pre-packaged foods (including chilled frozen foods); Catering training, catering management services; Production and sales of hot foods and alcohol.

The company shall conduct business within the approved business scope.

Article 5 The company may, according to actual development, make investment in foreign countries and establish subsidiaries and branches.

Article 6 The business term of the company is permanent.

CHAPTER 2 THE SHAREHOLDER

Article 7 The company has one shareholder in total, name and domicile as indicated below:

Name: Ma Wenshu

Domicile: No. 1123, Building 11, No. 123, Zhuhong Road, Weiyang District, Xi’an City

Citizen ID Card No.: 610422197207010165

Article 8 The shareholder shall have the following rights:

(1) to elect and be elected as director and supervisor of the company;

(2) to hold shareholders’ meeting in accordance with laws and administrative regulations, and these articles of association;

(3) to supervise the business activities and daily management of the company;

(4) to consult the company’s articles of association, minutes of meetings of board of shareholders, financial & accounting reports, and to propose reasonable suggestions and inquiries for the company’s operation;

I confirm the above translation is an accurate translation of the original document.

Translator: Xie Fobin             Tel: 15665773635              Certificate No.: EVIII 1310066692

Company:Wenzhou Wanteng Translation Service Co., Ltd.

Address: 115-Yanhe North Road, Lupu, Longgang Town, Cangnan County, Wenzhou City, Zhejiang Province.

Date of translation: August 14, 2019

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(5) to receive dividend in proportion to contributed capital, and to have priority over contribution of increased capital;

(6) to implement the agreement reached by and between Party A and Party B in the case of winding-up or dissolution of the company;

(7) (when lawful rights being compromised by the company) to request a competent people’s court to ask the company to correct such behavior, and to claim for compensation if any loss is sustained.

Article 9 The shareholder shall fulfill the following obligations:

(1) to contribute capital in accordance herewith;

(2) to be responsible for the company to the extent of respectively contributed capital;

(3) shall not withdraw contributed capital after the company is approved and registered;

(4) to abide by the articles of association, and keep company’s secrets as confidential;

(5) to support the company’s operation and management, and propose reasonable suggestions for the company’s business development.

Article 10 The company shall issue capital contribution certificate to the shareholder after it is established. The capital contribution certificate shall specify the following particulars:

(1) name of the company;

(2) date of establishment of the company;

(3) registered capital of the company;

(4) name of the shareholder, the amount of its capital contribution made and the date of capital contribution;

(5) serial number and date of issuance of the capital contribution certificate.

I confirm the above translation is an accurate translation of the original document.

Translator: Xie Fobin             Tel: 15665773635              Certificate No.: EVIII 1310066692

Company:Wenzhou Wanteng Translation Service Co., Ltd.

Address: 115-Yanhe North Road, Lupu, Longgang Town, Cangnan County, Wenzhou City, Zhejiang Province.

Date of translation: August 14, 2019

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The capital contribution certificate shall be signed by the the shareholder and affixed with the seal of the company.

Article 11 The company shall establish a register of shareholder to record the following items:

(1) name and designation of the shareholder;

(2) domicile of the shareholder;

(3) amount and percentage of capital contribution of the shareholder;

(4) serial numbers of the capital verification certificates.

CHAPTER 3 REGISTERED CAPITAL

Article 12 The company has a registered capital of RMB 5 Million, of which the shareholder contributes:

Name of the shareholder: Ma Wenshu;

Capital Contribution: RMB 5 Million;

Percentage:100%;

Contribution Method: in currency.

Article 13 The shareholder shall subscribe for the capital contribution in installments: the first payment of RMB 0, all contribution shall be paid before February 24, 2036.

Article 14 The original shareholder’s capital contribution has been fully invested before the company’s registration, and the new shareholder after change will make capital contribution by means of capital transfer or transfer of the original shareholder’s capital contribution, and enjoy the rights and obligations of the original shareholder.

Article 15 Non-currency property contributed as capital shall be handled according to the law or administrative regulation.

Article 16 The shareholder can transfer their capital according to law.

I confirm the above translation is an accurate translation of the original document.

Translator: Xie Fobin             Tel: 15665773635              Certificate No.: EVIII 1310066692

Company:Wenzhou Wanteng Translation Service Co., Ltd.

Address: 115-Yanhe North Road, Lupu, Longgang Town, Cangnan County, Wenzhou City, Zhejiang Province.

Date of translation: August 14, 2019

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CHAPTER 4 FUNCTIONS AND POWERS OF THE SHAREHOLDER

Article 17 The company does not set up a board of shareholders and the shareholder has the highest authority within the company.

Article 18 The shareholder shall exercise the following functions and powers:

(1) to decide on the business policies and investment plans of the company;

(2) to appoint and replace the executive director, and to decide on matters concerning the remuneration of the executive director;

(3) to appoint and replace the supervisor who is the representative of the shareholder, and to decide on matters concerning the remuneration of the supervisor;

(4) to consider and approve reports of the executive director;

(5) to consider and approve reports of the supervisor;

(6) to consider and approve the company’s proposed annual financial budgets and final accounts;

(7) to consider and approve the company’s profit distribution plans and plans for making up losses;

(8) to pass resolutions on the increase or reduction of the company’s registered capital;

(9) to pass resolutions on the issuance of corporate bonds;

(10) to pass resolutions on transfer equity interests;

(11) to pass resolutions on matters such as the merger, division, dissolution, liquidation or change of the corporate form of the company;

(12) to amend the articles of association of the company.

I confirm the above translation is an accurate translation of the original document.

Translator: Xie Fobin             Tel: 15665773635              Certificate No.: EVIII 1310066692

Company:Wenzhou Wanteng Translation Service Co., Ltd.

Address: 115-Yanhe North Road, Lupu, Longgang Town, Cangnan County, Wenzhou City, Zhejiang Province.

Date of translation: August 14, 2019

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CHAPTER 5 THE EXECUTIVE DIRECTOR

Article 19 The company does not set up a board of directors, but have one executive director, exercise the rights of the director or the board of director.

Article 20 The executive director is the legal representative of the company. His/Her term of office shall be three years.

Article 21 Candidates for the post of the executive director shall be nominated by the shareholder, and appointed by the shareholder.

Article 22 If re-elected upon expiration of his/her term of office, the executive director may serve consecutive terms. The shareholder shall not dismiss him/her unreasonably prior to the expiration of his/her tenure.

Article 23 The executive director shall be responsible for the shareholder and exercise the following functions and powers:

(1) to to convent the general meetings of shareholder and report on its work to the shareholder;

(2) to implement the resolutions of the shareholder;

(3) to decide on the business plans and investment plans of the company;

(4) to formulate the company’s proposed annual financial budgets and final accounts;

(5) to formulate the company’s profit distribution plans and plans for making up losses;

(6) to formulate plans for the company’s increase or reduction of the registered capital or for the issuance of corporate;

(7) to formulate plans for the merger, division, dissolution or change of corporate form of the company;

(8) to decide on the establishment of the company’s internal management organization;

I confirm the above translation is an accurate translation of the original document.

Translator: Xie Fobin             Tel: 15665773635              Certificate No.: EVIII 1310066692

Company:Wenzhou Wanteng Translation Service Co., Ltd.

Address: 115-Yanhe North Road, Lupu, Longgang Town, Cangnan County, Wenzhou City, Zhejiang Province.

Date of translation: August 14, 2019

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(9) to decide on the employment or dismissal of the manager of the company and his/her remuneration, and to decide on the employment or dismissal of the deputy manager(s) and person(s) in charge of financial affairs and other department of the company according to the recommendations of the manager and on their remuneration;

(10) to formulate the basic management system of the company.

Article 24 The executive director shall submit his/her decisions made according to his/her rights stipulated herein to the shareholder in writing.

CHAPTER 6 OPERATION AND MANAGEMENT SYSTEM

Article 25 The company’s operation and management system shall be composed of a manager and several administrative departments.

The manager shall be employed or dismissed by the executive director and responsible to the executive director. His/Her term of office shall be three years. The manager shall exercise the following functions and powers:

(1) to be in charge of the production, operation and management of the company, and to organize the implementation of the resolutions of the shareholder and the executive director;

(2) to organize the implementation of the annual business plans and investment plans of the company;

(3) to draft the plan for the establishment of the company’s internal management organization;

(4) to draft the basic management system of the company;

(5) to formulate the specific rules and regulations of the company.

(6) to request the employment or dismissal of the deputy manager and person in charge of financial affairs of the company;

I confirm the above translation is an accurate translation of the original document.

Translator: Xie Fobin             Tel: 15665773635              Certificate No.: EVIII 1310066692

Company:Wenzhou Wanteng Translation Service Co., Ltd.

Address: 115-Yanhe North Road, Lupu, Longgang Town, Cangnan County, Wenzhou City, Zhejiang Province.

Date of translation: August 14, 2019

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(7) to decide on the employment or dismissal of management personnel other than those to be employed or dismissed by the executive director;

(8) other functions as granted by the articles of association or the shareholder.

Article 26 Neither the executive director nor the manager shall open any account to put the company’s assets under his/her name or any person’s name;

Neither the executive director nor the manager shall provide guarantee for any shareholder of the company or any other person with any of the company’s assets;

Article 27 Neither the executive director nor the manager shall be engaged in any business similar to that of the company for himself or for any other person, or engaged in any activity that compromises the company’s interests; otherwise any gains therefrom shall belong to the company.

Neither the executive director nor the manager shall enter into any contract or deal with the company, unless approved by the articles of association or the shareholder.

In case the executive director or the manager, in performing his/her duties, violates laws, administrative regulations, or the provisions herein, thereby causing damage to the company, he shall bear the responsibility of compensation according to laws.

Article 28 The qualification of the executive director or the manager shall meet the requirement stipulated by laws, administrative regulations, and relevant state criteria.

In case the manager or any senior officer is engaged in any activity of malpractice or serious dereliction of his/her duties, the shareholder may decide to dismiss him/her at any time.

I confirm the above translation is an accurate translation of the original document.

Translator: Xie Fobin             Tel: 15665773635              Certificate No.: EVIII 1310066692

Company:Wenzhou Wanteng Translation Service Co., Ltd.

Address: 115-Yanhe North Road, Lupu, Longgang Town, Cangnan County, Wenzhou City, Zhejiang Province.

Date of translation: August 14, 2019

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CHAPTER 7 THE SUPERVISOR

Article 29 The company does not set up a board of supervisors, but have one supervisor who shall be appointed by the shareholder. His/Her term of office of the supervisor shall be three years. If re-elected upon expiration of his/her term of office, the supervisor may serve consecutive terms. The executive director and senior officers shall not concurrently serve as the supervisor.

The supervisor shall exercise the following functions and powers:

(1) to examine the company’s financial affairs;

(2) to supervise the execution of company duties by the executive director and the manager who violate laws, administrative regulations and the articles of association of the company or the resolutions of the shareholder;

(3) when an act of the executive director or manager is harmful to the company’s interests, to require them to rectify such act;

(4) to proposal to convene an extraordinary shareholder’s meeting.

CHAPTER 8 FINANCIAL AFFAIRS AND ACCOUNTING

Article 30 The company shall establish their own financial and accounting systems in accordance with laws, administrative regulations, and regulations and pay taxes in accordance with laws.

Article 31 The company shall prepare financial and accounting reports at the end of each fiscal year. Such reports shall be audited and verified by an accounting firm according to the law.

The financial and accounting report shall include the following financial statements and annexed detailed schedules:

(1) balance sheet;

(2) income statement;

(3) statement of changes in financial position;

I confirm the above translation is an accurate translation of the original document.

Translator: Xie Fobin             Tel: 15665773635              Certificate No.: EVIII 1310066692

Company:Wenzhou Wanteng Translation Service Co., Ltd.

Address: 115-Yanhe North Road, Lupu, Longgang Town, Cangnan County, Wenzhou City, Zhejiang Province.

Date of translation: August 14, 2019

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(4) financial situation statement;

(5) statement of profit distribution.

Article 32 When the company distribute their after-tax profits for a given year, they shall allocate 10% of profits to their statutory common reserve.The company shall no longer be required to allocate its statutory common reserve once the aggregate amount of such reserve exceeds 50% of their registered capital.

If the company’s statutory common reserve is insufficient to make up its losses of the previous years, such losses shall be made up from the profit for the current year prior to the allocate the statutory common reserve and the statutory welfare reserve. The company may distribute the remaining profits in proportion to the actual contribution from after-tax profits after allocating the statutory common reserve and the statutory welfare reserve.

Article 33 The company shall apply their common reserve to making up their losses, increasing their production and business operations, or increasing their capital by means of conversion.

Article 34 The statutory welfare reserve allocated by the company is used for the collective welfare of the employees of the company.

Article 35 The company may not establish any account books in addition to those required by law.

Article 36 No accounts may be opened in the name of any individual for the keeping of the company’s assets.

I confirm the above translation is an accurate translation of the original document.

Translator: Xie Fobin             Tel: 15665773635              Certificate No.: EVIII 1310066692

Company:Wenzhou Wanteng Translation Service Co., Ltd.

Address: 115-Yanhe North Road, Lupu, Longgang Town, Cangnan County, Wenzhou City, Zhejiang Province.

Date of translation: August 14, 2019

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CHAPTER 9 DISSOLUTION AND LIQUIDATION

Article 37 Any merger or division of the company shall be conducted according to laws and administrative regulations.

Article 38 The company may be dissolved (Non-mandatory) when the circumstances for dissolution as stipulated by laws and administrative regulations occur.

Article 39 Where the company is dissolved (not mandatory) under those items of dissolution , the liquidation group shall be formed to commence the liquidation within 15 days after a cause of dissolution occurs. The liquidation group shall be composed of the shareholder.

Article 40 Once the liquidation group is set up, the Company shall stop all business activities that are not related to liquidation.

Article 41 The liquidation group shall exercise the following powers during liquidation:

(1) to thoroughly examine the property of the company and prepare a balance sheet and a schedule of property respectively;

(2) to notify creditors by notice or announcement;

(3) to dispose of and liquidate relevant unfinished business of the company;

(4) to pay all outstanding taxes in full as well as taxes arising in the course of liquidation;

(5) to clear the claims and debts;

(6) to dispose of the property remained after full payment of the company’s debts;

(7) to participate in civil litigation activities on behalf of the company.

Article 42 The liquidation group shall notify the creditors within a period of 10 days commencing from the date of its establishment and the company shall file the matter to the commercial registration authority. Then within 60 days, make newspaper announcement of the liquidation. When declaring their claims by the creditors, claims shall be registered by the liquidation group.

Article 43 After the liquidation group has thoroughly examined the company’s property and prepared a balance sheet and a schedule of property, it shall formulate a liquidation plan and submit the same to the shareholder for confirmation.

I confirm the above translation is an accurate translation of the original document.

Translator: Xie Fobin             Tel: 15665773635              Certificate No.: EVIII 1310066692

Company:Wenzhou Wanteng Translation Service Co., Ltd.

Address: 115-Yanhe North Road, Lupu, Longgang Town, Cangnan County, Wenzhou City, Zhejiang Province.

Date of translation: August 14, 2019

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Article 44 The property of a company remained after the property is respectively applied to payment of (According to Priority): 1. the liquidation expenses; 2. the wages, social insurance premiums and statutory compensation of staff and workers; 3.the outstanding taxes; 4.full payment of the debts of the company shall be distributed.

The company may distribute the remaining profits in proportion to the actual contribution after paying off above affairs in accordance with the provisions of the preceding paragraph.

Article 45 Following the completion of liquidation, the liquidation group shall compile a liquidation report and submit the same to the shareholder or the company’s competent authority for confirmation, as well as to the company registration authority. In addition, the liquidation group shall apply for cancellation of the company’s registration and announce the company’s termination.

Article 46 Members of the liquidation group shall be devoted to their duties and perform their liquidation obligations according to the law. Members of the liquidation group may not abuse their authority to accept bribes or other illegal income and may not seize company property.

If members of the liquidation group willfully or through gross negligence cause losses to the company or its creditors, they shall be liable for compensation.

CHAPTER 10 SUPPLEMENTARY ARTICLES

Article 47 Any change in the registration items or any other important provisions herein shall be conditional upon amendment hereof. The procedure for the amendment of the articles of association shall comply with the company law and the articles of association. Amendment to the company’s articles of association should only be amended for the terms modified.

I confirm the above translation is an accurate translation of the original document.

Translator: Xie Fobin             Tel: 15665773635              Certificate No.: EVIII 1310066692

Company:Wenzhou Wanteng Translation Service Co., Ltd.

Address: 115-Yanhe North Road, Lupu, Longgang Town, Cangnan County, Wenzhou City, Zhejiang Province.

Date of translation: August 14, 2019

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Article 48 Any amendment hereto or any resolution for additional provision to the articles of associations as approved by the shareholder shall be filed with company registration authority.

Article 49 In the case of any provision hereof that is inconsistent with laws and administrative regulations, the latter shall prevail.

Article 50 Any resolution for additional provision to the articles of associations shall be considered to be part of this the articles of associations and filed with company registration authority.

Article 51 The company shall file relevant legal documents such as meeting records formed in accordance with the articles of association for future reference.

Article 52 In the case of any provision hereof that is inconsistent with laws and administrative regulations, the latter shall prevail.

Article 53 The articles of association shall be construed by the shareholder.

Signature of the Shareholder:

Date:    Year      Month    Day

I confirm the above translation is an accurate translation of the original document.

Translator: Xie Fobin             Tel: 15665773635              Certificate No.: EVIII 1310066692

Company:Wenzhou Wanteng Translation Service Co., Ltd.

Address: 115-Yanhe North Road, Lupu, Longgang Town, Cangnan County, Wenzhou City, Zhejiang Province.

Date of translation: August 14, 2019

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